pressrelease

Media Relations                            Investor Relations
Mike Jacobsen, APR                            Steve Virostek
+1-330-490-3796                            +1-330-490-6319
michael.jacobsen@dieboldnixdorf.com                steve.virostek@dieboldnixdorf.com

FOR IMMEDIATE RELEASE:
July 5, 2017

DIEBOLD NIXDORF ADJUSTS 2017 FINANCIAL OUTLOOK
Company increases its DN2020 net savings target by $40 million to $240 million; sets second quarter earnings call for July 19

NORTH CANTON, Ohio - Diebold Nixdorf, Incorporated (NYSE: DBD) today announced it is adjusting its full-year financial outlook for 2017. Full-year revenue is now expected to be in the range of $4.7 billion to $4.8 billion. Earnings per share on a GAAP basis is now expected to be in the range of $(1.65)-$(1.45), or $0.95-$1.15 on a non-GAAP basis. The company is in the process of closing its books for the second quarter 2017, and expects orders, revenue and adjusted EBITDA in the period to be comparable with first quarter results.
As previously disclosed, the company’s banking business is increasingly made up of large, complex projects with higher software content, resulting in a longer customer decision-making process and order-to-revenue conversion cycle. As a result, the timing and volume of orders to date leads the company to adjust its 2017 guidance.
In addition, the delay in systems rollouts also has a negative impact on the company’s service business. This change in volume, combined with investments in hiring and training in the service organization as part of the company’s transformation, will pressure near-term margins.
“We are encouraged by the positive feedback we are receiving from customers, which demonstrates our strong competitive position,” said Andy W. Mattes, president and chief executive officer, Diebold Nixdorf. “Clearly, we are disappointed in our near-term financial performance. That said, we continue to improve our operating expenses from the prior year and are taking steps to further accelerate our cost reductions. As a result, we are increasing our DN2020 net savings target to $240 million. We are committed to realizing the full potential of our new company and delivering results for all our stakeholders.”
Investor call information
Diebold Nixdorf plans to release second quarter 2017 financial results on Wednesday, July 19, 2017, before trading begins on the New York Stock Exchange.  Andy W. Mattes, president and chief executive officer, and Christopher A. Chapman, senior vice president and chief financial officer, will discuss the results during a conference call scheduled to begin at 8:30 a.m. ET that day.  The company will not provide any further statements regarding its second quarter results or full-year outlook until the second quarter conference call.
Information about Diebold Nixdorf's financial results, including a complete, full-text press release, supplementary financial data and an earnings overview presentation, will be accessible by visiting the Investor Relations section of the company’s website at http://www.dieboldnixdorf.com/earnings on July 19. Live access to the conference call, as well as the replay, will also be available on this website. The conference call will last approximately one hour. Participants should plan to dial in 10 minutes prior to the session. Details on the call are as follows:

	Call-in number	Passcode	Time/Date
Conference call	US/Canada: 888-539-3624	6697755	8:30 a.m. ET, 7/19/17
	International: 719-325-2190

Updated full-year 2017 outlook(1)

	Previous Guidance	Current Guidance
Total Revenue	~$5.0B	~$4.7B - $4.8B
Net Income (Loss) attributable to Diebold Nixdorf, Inc.	$(75M) - $(50M)	$(125M) - $(110M)
Adjusted EBITDA	$440M - $470M	$360M - $380M
2017 EPS (GAAP)	$(0.95) - $(0.65)	$(1.65) - $(1.45)
Restructuring	~0.45	~0.85
Non-routine (income)/expense:
Integration expense	~0.65	~0.70
Legal, Acquisition and Divestiture expense	~0.35	~0.30
Impairment & Other Non-routine	~0.05	~0.05
Wincor Nixdorf purchase price accounting	~1.90	~1.90
Total non-routine (income)/expense	~2.95	~2.95
Tax impact of restructuring and non-routine (income)/expense items	~(1.05)	~(1.20)
Total Adjusted EPS (non-GAAP measure)	$1.40 - $1.70	$0.95 - $1.15

(1) - The company expects a non-GAAP effective tax rate of approximately 30% for the full year. With respect to the company’s non-GAAP tax rate outlook for 2017, the company is not providing the most directly comparable GAAP financial measure and, with respect to the company's non-GAAP tax rate and adjusted EBITDA outlook for 2017, the company is not providing corresponding reconciliations because it is unable to predict with reasonable certainty those items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. These measures exclude the future impact of restructuring actions, net non-routine items, acquisition, divestiture and integration related expenses and purchase accounting fair value adjustments. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, our future period tax rate calculated and presented in accordance with GAAP. Please see “Use of Non-GAAP Financial Measures” for additional information regarding our use of non-GAAP financial measures.
Non-GAAP Financial Measures and Other Information
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP results, adjusted diluted earnings per share, free cash flow/(use), net investment/(debt), EBITDA, adjusted EBITDA, non-GAAP effective tax rate and constant currency results. The company calculates constant currency by translating the prior year results at the current year exchange rate. The company uses these non-GAAP financial measures, in addition to GAAP financial measures, to evaluate our operating and financial performance and to compare such performance to that of prior periods and to the performance of our competitors. Also, the company uses these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. The company also believes providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors evaluate our operating and financial performance and trends in our business, consistent with how management evaluates such performance and trends. The company also believes these non-GAAP financial measures may be useful to investors in comparing its performance to the performance of other companies, although its non-GAAP financial measures are specific to the company and the non-GAAP financial measures of other companies may not be calculated in the same manner. We provide EBITDA and Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. We are also providing EBITDA and adjusted EBITDA in light of issuance of our credit agreement and 8.5% senior notes due 2024. For more information, please refer to the section, "Notes for Non-GAAP Measures".
Forward‑Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated adjusted revenue growth, adjusted internal revenue growth, adjusted diluted earnings per share, and adjusted earnings per share growth. Statements can generally be identified as forward‑looking because they include words such as "believes", "anticipates", "expects", "could", "should" or words of similar meaning. Statements that describe the company's future plans, objectives or goals are also forward‑looking statements. Forward‑looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may affect the company's results include, among others: the finalization of the company’s financial statements for the three and six months ended June 30, 2017; the ultimate impact of the domination and profit and loss transfer agreement with Diebold Nixdorf AG (“DPLTA”) and the outcome of the appraisal proceedings initiated in connection with the implementation of the DPLTA; the ultimate outcome and results of integrating the operations of the company and Diebold Nixdorf AG; the ultimate outcome of the company’s pricing, operating and tax strategies applied to Diebold Nixdorf AG and the ultimate ability to realize synergies; the company's ability to successfully launch and operate its joint ventures in China with the Inspur Group and Aisino Corp.; the impact of market and economic conditions on the financial services industry; the capacity of the company's technology to keep pace with a rapidly evolving marketplace; pricing and other actions by competitors; the effect of legislative and regulatory actions in the United States and internationally; the company's ability to comply with government regulations; the impact of a security breach or operational failure on the company's business; the company's ability to successfully integrate acquisitions into its operations; the impact of the company's strategic initiatives; and other factors included in the company's filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2016 and in other documents that the company files with the SEC. You should consider these factors carefully in evaluating forward‑looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward‑looking statements, which speak only as of the date of this press release.

About Diebold Nixdorf

Diebold Nixdorf, Incorporated (NYSE:DBD) is a world leader in enabling connected commerce for millions of consumers each day across the financial and retail industries. Its software-defined solutions bridge the physical and digital worlds of cash and consumer transactions conveniently, securely and efficiently. As an innovation partner for nearly all of the world’s top 100 financial institutions and a majority of the top 25 global retailers, Diebold Nixdorf delivers unparalleled services and technology that are essential to evolve in an ‘always on’ and changing consumer landscape.
Diebold Nixdorf has a presence in more than 130 countries with approximately 24,000 employees worldwide. The organization maintains corporate offices in North Canton, Ohio, USA and Paderborn, Germany. Shares are traded on the New York and Frankfurt Stock Exchanges under the symbol ‘DBD’. Visit www.DieboldNixdorf.com for more information.

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PR/17-3845